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                                                                  EXHIBIT (n)

                         INDEPENDENT AUDITORS' CONSENT

MuniHoldings New York Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-43165 of our report dated January 23, 1998 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 24, 1998